Exhibit 99_17v

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


                                                                        Heritage
                                                                      Growth and
                                                                    Income Trust

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                                Semiannual Report
                     (Unaudited) and Investment Performance
                      Review for the Six-Month Period Ended
                                 --------------
                                 March 31, 2005
                                 --------------

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                                    [GRAPHIC]

                                                                  April 15, 2005

Dear Fellow Shareholder:

It is a pleasure to report to you on the Heritage Growth and Income Trust (the "Fund") for the six-month period ended March 31, 2005/(a)/. During this period the Fund's Class A shares outperformed the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 Index"), by +7.10%. Stimulated by solid economic growth in the 4th quarter of 2004 (Gross Domestic Product after the final revision was up 3.9% on a year-over-year basis), the market and the Fund finished the period with positive returns. Overall, the Fund ended up with a six-month total return of 13.98% for Class A shares. Performance numbers for Class A shares are shown without a front-end sales charge. If reflected, the imposition of a front-end sale charge would reduce the performance. In addition, the performance data quoted represents past performance and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than the original cost. Please remember, past performance does not guarantee future results and current performance may be higher or lower than the performance data quoted. To obtain more current performance please visit the Heritage website at www.HeritageFunds.com.

The table below compares the total return for the Fund's Class A shares with the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index")/(b)/, the Fund's benchmark index, for the six-months ended March 31, 2005. Note that returns are for investors who held shares for the entire period, with the assumption that all dividends were reinvested in additional shares of the same class.

                                                  For the Six-Months Ended
                                                       March 31, 2005
                                                  ------------------------
Heritage Growth and Income Trust Class A shares            +13.98%
S&P 500 Index                                               +6.88%

With the economy and corporate earnings expanding throughout the period, stocks advanced with profits, even as interest rates moved higher. Diminished uncertainties related to the U.S. election and the successful election in Iraq buoyed stocks immediately following the two elections. Corporate earnings in the current reporting season have thus far been mostly positive. Disappointing results for U.S. auto companies and some technology firms have raised concern that an economic slowdown may be on the horizon.

Reflecting on performance over the period, energy holdings led performance as commodity prices continued to firm and investors began to raise their long-term assumptions surrounding earnings and cash flow for the group. In January, OPEC abandoned the objective of establishing an oil price band below current levels. Unocal and Marathon Oil (new purchase) were two stocks in the portfolio that moved significantly higher. Subsequent to this reporting period, Unocal agreed to be acquired by Chevron Texaco (new purchase), which has become a replacement for the former as we sold Unocal following the rumored merger of the two companies. Marathon witnessed strong quarterly results in its Midwest downstream refining/marketing division on the back of record light/heavy crude spreads. Healthcare service firms Health Management Associates (rural hospitals), WellPoint and United Healthcare (both HMOs) performed well as earnings growth prospects remain promising and fear of more direct involvement by government in healthcare abated.

With respect to current income over the period, we added several new companies to the portfolio that pay a higher-than-average dividend with very defensible business models. The net effect was to raise the gross yield of

----------
/(a)/ The views expressed here are not meant as investment advice. Although some of the described portfolio holdings were viewed favorably as of the date of this letter, there is no guarantee the Fund will continue to hold these securities in the future. Please consider the investment objectives, risks, charges and expenses of any fund carefully before investing. Contact Heritage at (800) 421-4184 or your financial advisor for a prospectus, which contains this and other important information about the Fund. Read the prospectus carefully before you invest.
/(b)/ The S&P 500 is an unmanaged index of 500 widely held stocks that are considered representative of the U.S. stock market. Keep in mind that individuals cannot invest directly in any index, and index performance does not include transaction costs or other fees, which will affect actual investment performance.

the Fund approximately +110 basis points to 2.3% from 1.2%. We believe that Dominion Resources and TXU Corp. (both new purchases) are two domestic utilities that will be insulated somewhat from higher fuel costs and political/regulatory pressures to restrain rates. Host Marriott Services (most recent purchase) represents an attractive opportunity whereby the lodging industry is recovering from a protracted downturn and stands to benefit from accelerating cash flow and likely dividend increases. Alliance Capital Management and Macquarie Infrastructure Company round out the new high yielding stocks in the Fund and provide some business diversification against sharply higher interest rates.

We believe investing in markets outside the U.S. is currently a rational complement to the portfolio because these investments improve the Fund's risk/reward profile and dividend yield. Exposure to international stocks at the end of the period was 19.1% of net assets, within the Fund's mandated cap of 20%. French pharmaceutical firm Sanofi-Aventis (new purchase) was added in light of its robust phase II/III pipeline relative to global competitors and the potential for strong demand given its anti-obesity drug, Accomplia. We also believe that investors can find higher-yielding stocks with attractive total return potential by looking abroad, including existing positions such as China Merchant Holdings, Barclays, and Kingfisher. The Morgan Stanley Europe, Australia, and the Far East Index (the "EAFE Index") returned +15.37% in U.S. dollar terms during the fourth quarter. Subsequently, in the first quarter of 2005, the EAFE index flattened out (-0.08% in U.S.$), despite a strong showing from European stock markets in local currency. Our flexible hedging strategy is utilized periodically in the Fund in order to protect overseas investments from adverse currency movements in local markets.

Detractors from performance during the period included Pfizer, AON Corp., Caremark (sold for risk control purposes prior to the election), Scottish Power (sold to pursue a better risk/reward opportunity in the utility space), and Level Three corporate bonds (were called away). Pfizer stock was weak due to concerns over patent expirations, as well as issues surrounding Cox-II Inhibitors, Celebrex and Bextra. Underperformance of Aon was due to scrutiny surrounding an industry wide probe regarding pricing and payment practices.

During the six-month period, we recognized the ongoing uncertainty associated to owning American International Group and Fannie Mae in the Fund and were able to exit the positions at very favorable prices relative to current trading levels. We also purchased preferred stock in Merrill Lynch (in place of the Level Three note that was tendered). Despite this move in the portfolio, we feel that both government bond yields and credit spreads will become more attractive in the quarters to come for reinvestment.

As the new period begins, cautious sentiment is still in place. Monetary policy remains on a tight rope, carefully balancing interest rate increases on one side and the effect on economic growth on the other. Monetary policy is challenging with decisions having to be considered in an environment where the cost of essential items like energy and healthcare move visibly higher, and the growth in new employment has diminished. Consumers with the highest consumption function are likely to be affected soon, especially if current oil price trends persist. However, should oil prices decline, global economies would likely respond favorably. This could be triggered by reduced demand for oil or perhaps a period of stability in the dollar. The latter seems more probable than the former. In any case, we believe our portfolio of promising companies represents solid equity value. Please take into consideration that the Fund is still subject to market risks, and the price of the portfolio holdings may decline or fluctuate based on a broad market decline or market volatility. In addition, as the Fund's name implies, the Fund invests in growth companies that are expected to increase their earnings at a certain rate. When these expectations are not met, investors may punish the stock's price excessively, even if earnings showed an absolute increase. The Fund also invests in income-producing securities that may be subject to interest rate risk. If interest rates rise, the market value of these securities may fall and thus reduce the Fund's return. We strongly recommend that you review the Fund's prospectus and become aware of the opportunities as well as the risks involved with your investment. Thank you for your continued confidence and trust and we look forward to reporting to you in the future.

Sincerely,                               Sincerely,


/s/ Richard K. Riess                    /s/ William V. Fries
-----------------------------------     ----------------------------------------
Richard K. Riess                        William V. Fries, CFA
President                               Managing Director
Heritage Growth and Income Trust        Thornburg Investment Management, Inc.
                                        Portfolio Manager
                                        Heritage Growth and Income Trust

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                              Investment Portfolio
                                 March 31, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------
Common Stocks--91.1% (a)
Domestic--72.0%
Agriculture--4.2%
 51,400 Altria Group Inc.                                            $ 3,361,046
                                                                     -----------
Airlines--2.4%
131,946 Southwest Airlines Co.                                         1,878,911
                                                                     -----------
Banks--5.9%
 55,000 Bank of America Corporation                                    2,425,500
 78,500 The Bank of New York Company,
          Inc.                                                         2,280,425
                                                                     -----------
                                                                       4,705,925
                                                                     -----------
Chemicals--2.2%
 24,500 PPG Industries, Inc.                                           1,752,240
                                                                     -----------
Commercial Services--3.5%
100,000 Macquarie Infrastructure Company
          Trust*                                                       2,800,000
                                                                     -----------
Cosmetics/Personal Care--1.7%
 26,200 Colgate-Palmolive Company                                      1,366,854
                                                                     -----------
Diversified Manufacturer--3.8%
 83,700 General Electric Company                                       3,018,222
                                                                     -----------
Electric--7.5%
 36,200 Dominion Resources, Inc.                                       2,694,366
 40,600 TXU Corporation                                                3,232,978
                                                                     -----------
                                                                       5,927,344
                                                                     -----------
Financial Services--7.7%
 50,100 Alliance Capital Management Holding
          L.P.                                                         2,362,215
 66,700 Citigroup Inc.                                                 2,997,498
 64,900 E*TRADE Financial Corporation*                                   778,800
                                                                     -----------
                                                                       6,138,513
                                                                     -----------
Healthcare Services--7.7%
 69,900 Health Management Associates, Inc.,
          Class "A"                                                    1,829,982
 23,300 UnitedHealth Group Inc.                                        2,222,354
 16,300 Wellpoint, Inc.*                                               2,043,205
                                                                     -----------
                                                                       6,095,541
                                                                     -----------
Insurance--3.3%
 30,500 Arthur J. Gallagher & Co.                                        878,400
 48,500 The St. Paul Travelers Companies,
          Inc.                                                         1,781,405
                                                                     -----------
                                                                       2,659,805
                                                                     -----------
Oil & Gas--9.0%
 27,200 ChevronTexaco Corporation                                      1,586,032
 31,400 Exxon Mobil Corporation                                        1,871,440
 70,200 Marathon Oil Corporation                                       3,293,784
  6,000 Unocal Corporation                                               370,140
                                                                     -----------
                                                                       7,121,396
                                                                     -----------
Pharmaceuticals--2.2%
 31,900 Cardinal Health, Inc.                                          1,780,020
                                                                     -----------
REITS--2.0%
 97,300 Host Marriott Corporation                                      1,611,288
                                                                     -----------
Retail--1.7%
 26,300 Target Corporation                                             1,315,526
                                                                     -----------
Software--1.8%
 59,000 Microsoft Corporation                                          1,426,030
                                                                     -----------
Telecommunications--3.0%
 43,000 ALLTEL Corporation                                             2,358,550
                                                                     -----------
Transportation--2.4%
 27,500 Union Pacific Corporation                                      1,916,750
                                                                     -----------
Total Domestic Common Stocks
(cost $51,430,161)                                                    57,233,961
                                                                     -----------
Foreign--19.1% (b)
Banks--5.1%
149,500 Barclays PLC                                                   1,528,306
278,600 Lloyds TSB Group, PLC                                          2,516,407
                                                                     -----------
                                                                       4,044,713
                                                                     -----------
Financial Services--2.4%
 83,900 W.P. Stewart & Co., Ltd.                                       1,901,174
                                                                     -----------
Food--3.7%
500,000 Tesco PLC                                                      2,990,306
                                                                     -----------
Pharmaceuticals--4.3%
 37,300 Glaxo Wellcome, PLC, Sponsored
          ADR                                                          1,712,816
 20,000 Sanofi-Aventis                                                 1,690,839
                                                                     -----------
                                                                       3,403,655
                                                                     -----------
Retail--1.8%
258,500 Kingfisher PLC                                                 1,410,440
                                                                     -----------

    The accompanying notes are an integral part of the financial statements.

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                        Heritage Growth and Income Trust
                              Investment Portfolio
                                 March 31, 2005
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

Shares                                                                  Value
------                                                               -----------

Common Stocks (continued)

Transportation--1.8%
 754,900 China Merchants Holdings
          (International) Co. Ltd.                                   $ 1,480,890
                                                                     -----------
Total Foreign Common Stocks
(cost $13,221,783)                                                    15,231,178
                                                                     -----------
Total Common Stocks (cost $64,651,944)                                72,465,139
                                                                     -----------
Preferred Stocks--1.9% (a)

Financial Services--1.9%
  60,000 Merrill Lynch & Co., 3.65%                                    1,492,200
                                                                     -----------
Total Preferred Stocks (cost $1,500,000)                               1,492,200
                                                                     -----------

Principal
 Amount
 ------

Convertible Corporate Bonds--1.9% (a)

Telecommunications--1.9%
$3,000,000 Level 3 Communications, Inc.,
            6.0%, 03/15/10                                             1,533,750
                                                                     -----------
Total Convertible Corporate Bonds
(cost $1,789,248)                                                      1,533,750
                                                                     -----------
Corporate Bonds--1.2% (a)

Pipelines--1.2%
 1,000,000 El Paso Corporation,
            7.375%, 12/15/12                                             967,500
                                                                     -----------
Total Corporate Bonds (cost $790,970)                                    967,500
                                                                     -----------
Total Investment Portfolio excluding repurchase
 agreement (cost $68,732,162)                                         76,458,589
                                                                     -----------

                                                                        Value
                                                                     -----------

Repurchase Agreement--3.7% (a)
Repurchase Agreement with State Street Bank and
Trust Company, dated March 31, 2005 @ 2.42% to
be repurchased at $2,893,194 on April 1, 2005,
collateralized by $2,100,000 United States
Treasury Bonds, 9.25% due February 15, 2016,
(market value $2,953,028 including interest)
(cost $2,893,000)                                                      2,893,000
                                                                     -----------
Total Investment Portfolio
(cost $71,625,162) (c), 99.8% (a)                                     79,351,589
Other Assets and Liabilities, net, 0.2% (a)                              194,708
                                                                     -----------
   Net Assets, 100.0%                                                $79,546,297
                                                                     ===========

--------

*    Non-income producing security.
(a)  Percentages indicated are based on net assets.
(b)  U.S. dollar denominated.
(c) The aggregate identified cost for federal income tax purposes is the same. Market value includes net unrealized appreciation of $7,726,427 which consists of aggregate gross unrealized appreciation for all securities in which there is an excess of market value over tax cost of $9,119,226 and aggregate gross unrealized depreciation for all securities in which there is an excess of tax cost over market value of $1,392,799.

ADR--American Depository Receipt.

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                     Open Forward Foreign Currency Contracts
--------------------------------------------------------------------------------

    Contract to Deliver     In Exchange For Delivery Date Net Unrealized Depreciation
--------------------------- --------------- ------------- ---------------------------
GBP 2,800,000                USD 5,258,362    8/10/2005            $113,081
                                                                   --------
Net Unrealized Depreciation                                        $113,081
                                                                   ========

--------
GBP--Great Britain Pound
USD--United States Dollar

    The accompanying notes are an integral part of the financial statements.

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                        Heritage Growth and Income Trust
                              Portfolio Allocation
                                   (unaudited)
--------------------------------------------------------------------------------

            Sector Allocation as of March 31, 2005 (% of net assets)

                                     [CHART]

                                    Pie Chart

Financial  Consumer, Non-cyclical  Energy  Utilities  Industrial  Other Sectors  Consumer, Cyclical  Communications  Cash/Other
---------  ----------------------  ------  ---------  ----------  -------------  ------------------  --------------  ----------
   29%              27%              10%       7%         6%           6%                 6%              5%            4%

Beginning with the Fund's fiscal quarter ended December 31, 2004, the Fund began filing its complete schedule of portfolio holdings with the Securities Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q; the Fund's Forms N-Q will be available on the SEC's website at http://www.sec.gov; and the Fund's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

    The accompanying notes are an integral part of the financial statements.

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                        Heritage Growth and Income Trust
                       Understanding Your Fund's Expenses
                                   (unaudited)
--------------------------------------------------------------------------------

Understanding Your Fund's Expenses

     As a mutual fund investor, you pay ongoing expenses, such as management fees, distribution fees and other expenses. Using the tables below, you can estimate how these expenses affect your investment and compare them with the expenses of other funds. Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect one-time transaction expenses, such as sales charges (loads) or redemption fees. Therefore, if these transactional costs were included, your costs would have been higher. For more information, see your Fund's prospectus or talk to your financial advisor.

Review Your Fund's Actual Expenses

     The table below shows the actual expenses you would have paid on a $1,000 investment in Heritage Growth and Income Trust on October 1, 2004 and held through March 31, 2005. It also shows how much a $1,000 investment would be worth at the close of the period, assuming actual returns after ongoing expenses. This table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during this period.

             Beginning          Ending
           Account Value    Account Value    Expenses Paid
Actual    October 1, 2004   March 31, 2005   During Period*
-------   ---------------   --------------   --------------
Class A       $1,000            $1,140           $ 7.20
Class B       $1,000            $1,136           $11.18
Class C       $1,000            $1,136           $11.18

Hypothetical Example for Comparison Purposes

     All mutual funds now follow guidelines to assist shareholders in comparing expenses between different funds. Per these guidelines, the table below shows your Fund's expenses based on a $1,000 investment, assuming a hypothetical 5% annualized return before ongoing expenses invested at the beginning of the period and held for the entire period. Please note that you should not use this information to estimate your actual ending account balance and expenses paid during the period. You can use this information to compare the ongoing expenses (but not transaction expenses or total costs) of investing in the Fund with those of other funds. All mutual fund shareholder reports will provide this information to help you make this comparison.

                                              Beginning          Ending
                                            Account Value    Account Value     Expenses Paid
Hypothetical (5% return before expenses)   October 1, 2004   March 31, 2005   During Period*
----------------------------------------   ---------------   --------------   --------------
Class A                                         $1,000            $1,018           $ 6.79
Class B                                         $1,000            $1,014           $10.55
Class C                                         $1,000            $1,014           $10.55

----------
* Expenses are calculated using the Fund's annualized expense ratios for Class A (1.35%), Class B (2.10%) and Class C (2.10%) shares, multiplied by the average account value for the period, then multiplying the result by the actual number of days in the period (182); and then dividing that result by the actual number of days in the fiscal year (365).

    The accompanying notes are an integral part of the financial statements.

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                        Heritage Growth and Income Trust
                       Statement of Assets And Liabilities
                                 March 31, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Assets
Investments, at value (identified cost $68,732,162)                                           $76,458,589
Repurchase agreement (identified cost $2,893,000)                                               2,893,000
Cash                                                                                                  991
Receivables:
  Investments sold                                                                                889,848
  Fund shares sold                                                                                 98,754
  Dividends and interest                                                                          374,544
Deferred state qualification expenses                                                              17,934
                                                                                              -----------
    Total assets                                                                               80,733,660
                                                                                              ===========
Liabilities
Payables:
  Investments purchased                                                            $692,529
  Fund shares redeemed                                                              227,843
Accrued management fee                                                               32,770
Accrued distribution fee                                                             40,267
Accrued shareholder servicing fee                                                    26,117
Accrued fund accounting fee                                                          16,500
Other accrued expenses                                                               38,256
Unrealized depreciation of forward currency contracts                               113,081
                                                                                   --------
    Total liabilities                                                                           1,187,363
                                                                                              -----------
Net assets, at market value                                                                   $79,546,297
                                                                                              ===========
Net Assets
Net assets consist of:
  Paid-in capital                                                                             $69,975,078
  Undistributed net investment income                                                             390,249
  Accumulated net realized gain                                                                 1,569,444
  Net unrealized appreciation on investments and other assets and liabilities
   denominated in foreign currencies                                                            7,611,526
                                                                                              -----------
Net assets, at market value                                                                   $79,546,297
                                                                                              ===========

Class A shares
Net asset value and redemption price per share ($43,669,725 divided by 3,281,431
 shares of beneficial interest outstanding, no par value)                                     $     13.31
                                                                                              ===========
  Maximum offering price per share (100/95.25 of $13.31)                                      $     13.97
                                                                                              ===========

Class B shares
Net asset value, offering price and redemption price per share ($7,385,813
 divided by 566,112 shares of beneficial interest outstanding, no par value)                  $     13.05
                                                                                              ===========

Class C shares
Net asset value, offering price and redemption price per share ($28,490,759
 divided by 2,183,135 shares of beneficial interest outstanding, no par value)                $     13.05
                                                                                              ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                             Statement of Operations
                  For the Six-Month Period Ended March 31, 2005
                                   (unaudited)
--------------------------------------------------------------------------------

Investment Income                                                                             $ 1,210,573 (a)
Income:                                                                                           279,218
  Dividends                                                                                   -----------
  Interest                                                                                      1,489,791

    Total income
Expenses:
  Management fee                                                                   $293,944
  Distribution fee (Class A)                                                         54,018
  Distribution fee (Class B)                                                         36,467
  Distribution fee (Class C)                                                        139,386
  Professional fees                                                                  51,051
  Shareholder servicing fees                                                         49,550
  Fund accounting fee                                                                32,410
  State qualification expenses                                                       23,936
  Reports to shareholders                                                            16,917
  Custodian fee                                                                      14,988
  Trustees' fees and expenses                                                         9,982
  Insurance                                                                           3,573
                                                                                   --------
    Total expenses                                                                                726,222
    Fees waived by Manager                                                                        (65,232)
                                                                                              -----------
    Total expenses after waiver                                                                   660,990
                                                                                              -----------
Net investment income                                                                             828,801
                                                                                              -----------

Realized and Unrealized Gain on Investments
Net realized gain from investment transactions                                                  5,087,648
Net unrealized appreciation of investments during the period                                    4,265,468
Net unrealized depreciation on the translation of assets and liabilities
 denominated in foreign currencies                                                               (114,901)
                                                                                              -----------
Net gain on investments                                                                         9,238,215
                                                                                              -----------
Net increase in net assets resulting from operations                                          $10,067,016
                                                                                              ===========

     (a)  Net of $22,583 foreign withholding taxes.

--------------------------------------------------------------------------------
                      Statements of Changes in Net Assets
--------------------------------------------------------------------------------

                                                                                      For the Six-Month
                                                                                         Period Ended       For the Fiscal
                                                                                       March 31, 2005         Year Ended
                                                                                         (unaudited)      September 30, 2004
                                                                                      -----------------   ------------------
Increase in net assets:
Operations:
  Net investment income                                                                  $   828,801         $   721,705
  Net realized gain from investment transactions                                           5,087,648           3,397,390
  Net unrealized appreciation of investments during the period                             4,265,468              37,373
  Net unrealized depreciation on the translation of assets and liabilities
   denominated in foreign currencies                                                        (114,901)                 --
                                                                                         -----------         -----------
  Net increase in net assets resulting from operations                                    10,067,016           4,156,468
Distributions to shareholders from:
  Net investment income Class A shares, ($0.13 and $0.14 per share, respectively)           (445,752)           (481,050)
  Net investment income Class B shares, ($0.09 and $0.04 per share, respectively)            (51,810)            (26,120)
  Net investment income Class C shares, ($0.09 and $0.04 per share, respectively)           (197,316)            (88,744)
                                                                                         -----------         -----------
Net Distributions to shareholders                                                           (694,878)           (595,914)
Increase (decrease) in net assets from Fund share transactions                            (4,116,967)          9,431,841
                                                                                         -----------         -----------
Increase in net assets                                                                     5,255,171          12,992,395
Net assets, beginning of period                                                           74,291,126          61,298,731
                                                                                         -----------         -----------
Net assets, end of period (including undistributed net investment income of
 $390,249 and $256,326, respectively)                                                    $79,546,297         $74,291,126
                                                                                         ===========         ===========

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                              Financial Highlights
--------------------------------------------------------------------------------

The following table includes selected data for a share outstanding throughout each period and other performance information derived from the financial statements.

                                                     Class A Shares*
                                 ------------------------------------------------------
                                   For the
                                  Six-Month
                                 Period Ended         For the Fiscal Years Ended
                                  March 31,                  September 30
                                     2005      ----------------------------------------
                                 (unaudited)    2004    2003     2002     2001    2000
                                 ------------  ------  ------  -------  -------  ------
Net asset value, beginning of
 period                             $11.80     $11.10  $ 9.07  $ 11.33  $ 15.40  $14.95
                                    ------     ------  ------  -------  -------  ------
Income from Investment
 Operations:
  Net investment income               0.16       0.16    0.12     0.11     0.15    0.19
  Net realized and unrealized
   gain on investments                1.48       0.68    2.02    (2.28)   (1.59)   0.51
                                    ------     ------  ------  -------  -------  ------
  Total from Investment
   Operations                         1.64       0.84    2.14    (2.17)   (1.44)   0.70
                                    ------     ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net
   investment income                 (0.13)     (0.14)  (0.11)   (0.09)   (0.11)  (0.25)
  Distributions from net
   realized gains                       --         --      --       --    (2.52)     --
                                    ------     ------  ------  -------  -------  ------
  Total Distributions                (0.13)     (0.14)  (0.11)   (0.09)   (2.63)  (0.25)
                                    ------     ------  ------  -------  -------  ------
Net asset value, end of period      $13.31     $11.80  $11.10  $  9.07  $ 11.33  $15.40
                                    ======     ======  ======  =======  =======  ======
Total Return (%) (a)                 13.98 (b)   7.57   23.82   (19.29)  (10.47)   4.74
Ratios and Supplemental Data
  Expenses to average daily net
   assets
   With expenses waived/
    recovered (%)                     1.35 (c)   1.35    1.35     1.35     1.35    1.33
   Without expenses waived/
    recovered (%)                     1.52 (c)   1.50    1.61     1.59     1.48    1.33
  Net investment income
   to average daily net
   assets (%)                         2.45 (c)   1.31    1.20     0.98     1.08    1.27
  Portfolio turnover rate (%)           45         80      82       72      178      58
  Net assets, end of period
   ($ millions)                         44         41      36       29       33      46

                                                      Class B Shares*
                                 ------------------------------------------------------
                                   For the
                                  Six-Month
                                 Period Ended         For the Fiscal Years Ended
                                  March 31,                  September 30
                                     2005      ----------------------------------------
                                 (unaudited)    2004    2003     2002     2001    2000
                                 ------------  ------  ------  -------  -------  ------
Net asset value, beginning of
 period                             $11.57     $10.88  $ 8.90  $ 11.15  $ 15.21  $14.76
                                    ------     ------  ------  -------  -------  ------
Income from Investment
 Operations:
  Net investment income               0.11       0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized
   gain on investments                1.46       0.66    1.99    (2.23)   (1.55)   0.50
                                    ------     ------  ------  -------  -------  ------
  Total from Investment
   Operations                         1.57       0.73    2.03    (2.21)   (1.51)   0.58
                                    ------     ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net
   investment income                 (0.09)     (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net
   realized gains                       --         --      --       --    (2.52)     --
                                    ------     ------  ------  -------  -------  ------
  Total Distributions                (0.09)     (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                    ------     ------  ------  -------  -------  ------
Net asset value, end of period      $13.05     $11.57  $10.88  $  8.90  $ 11.15  $15.21
                                    ======     ======  ======  =======  =======  ======
Total Return (%) (a)                 13.61 (b)   6.73   22.82   (19.91)  (11.04)   3.95
Ratios and Supplemental Data
  Expenses to average daily net
   assets
   With expenses waived/
    recovered (%)                     2.10 (c)   2.10    2.10     2.10     2.10    2.08
   Without expenses waived/
    recovered (%)                     2.27 (c)   2.25    2.36     2.34     2.23    2.08
  Net investment income
   to average daily net
   assets (%)                         1.70 (c)   0.56    0.44     0.22     0.30    0.55
  Portfolio turnover rate (%)           45         80      82       72      178      58
  Net assets, end of period
   ($ millions)                          7          7       6        4        4       4

                                                     Class C Shares*
                                 ------------------------------------------------------
                                   For the
                                  Six-Month
                                 Period Ended         For the Fiscal Years Ended
                                  March 31,                  September 30
                                     2005      ----------------------------------------
                                 (unaudited)    2004    2003     2002     2001    2000
                                 ------------  ------  ------  -------  -------  ------
Net asset value, beginning of
 period                             $11.57     $10.88  $ 8.90  $ 11.14  $ 15.21  $14.76
                                    ------     ------  ------  -------  -------  ------
Income from Investment
 Operations:
  Net investment income               0.11       0.07    0.04     0.02     0.04    0.08
  Net realized and unrealized
   gain on investments                1.46       0.66    1.99    (2.22)   (1.56)   0.50
                                    ------     ------  ------  -------  -------  ------
  Total from Investment
   Operations                         1.57       0.73    2.03    (2.20)   (1.52)   0.58
                                    ------     ------  ------  -------  -------  ------
Less Distributions:
  Dividends from net
   investment income                 (0.09)     (0.04)  (0.05)   (0.04)   (0.03)  (0.13)
  Distributions from net
   realized gains                       --         --      --       --    (2.52)     --
                                    ------     ------  ------  -------  -------  ------
  Total Distributions                (0.09)     (0.04)  (0.05)   (0.04)   (2.55)  (0.13)
                                    ------     ------  ------  -------  -------  ------
Net asset value, end of period      $13.05     $11.57  $10.88  $  8.90  $ 11.14  $15.21
                                    ======     ======  ======  =======  =======  ======
Total Return (%) (a)                 13.61 (b)   6.73   22.82   (19.83)  (11.12)   3.95
Ratios and Supplemental Data
  Expenses to average daily net
   assets
   With expenses waived/
    recovered (%)                     2.10 (c)   2.10    2.10     2.10     2.10    2.08
   Without expenses waived/
    recovered (%)                     2.27 (c)   2.25    2.36     2.34     2.23    2.08
  Net investment income
   to average daily net
   assets (%)                         1.70 (c)   0.57    0.45     0.21     0.32    0.55
  Portfolio turnover rate (%)           45         80      82       72      178      58
  Net assets, end of period
   ($ millions)                         28         26      19       14       13      16

----------
* Per share amounts have been calculated using the monthly average share method.
(a) These returns are calculated without the imposition of either front-end or contingent deferred sales charges.
(b)  Not annualized.
(c)  Annualized.

    The accompanying notes are an integral part of the financial statements.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (unaudited)
--------------------------------------------------------------------------------

Note 1: Significant Accounting Policies. Heritage Growth and Income Trust (the "Fund") is organized as a Massachusetts business trust and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Fund's investment objective is to primarily seek long-term capital appreciation and, secondarily, to seek current income. The Fund currently offers Class A and Class C shares to the public. Class A shares are sold subject to a maximum sales charge of 4.75% of the amount invested payable at the time of purchase. For Class A share investments greater than $1 million, where a sales charge is waived, those shares may be subject to a maximum contingent deferred sales charge of 1% upon redemptions made in less than 18 months of purchase. Effective February 1, 2004, Class B shares were not available for direct purchase. Class B shares will continue to be available through exchanges and dividend reinvestments as described in the Fund's prospectus. Class B shares are still subject to a 5% maximum contingent deferred sales charge (based on the lower of purchase price or redemption price), declining over a six-year period. Class C shares are sold subject to a contingent deferred sales charge of 1% of the lower of net asset value or purchase price payable upon any redemption made in less than one year of purchase. The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates and those differences could be material. The following is a summary of significant accounting policies:

        Security Valuation: The Fund values investment securities at market value based on the last quoted sales price as reported by the principal securities exchange on which the security is traded. If the security is traded on the Nasdaq Stock Market, the official NASDAQ closing price is used. If no sale is reported, market value is based on the most recent quoted bid price. In the absence of a market quote, when prices are not reflective of market value, or when a significant event has been recognized with respect to a security, securities are valued using such methods as the Board of Trustees believes would reflect fair market value. Investments in certain debt instruments not traded in an organized market are valued on the basis of valuations furnished by independent pricing services or broker/dealers that utilize information with respect to market transactions in such securities or comparable securities, quotations from dealers, yields, maturities, ratings and various relationships between securities. Securities that are quoted in a foreign currency will be valued daily in U.S. dollars at the foreign currency exchange rates prevailing at the time the Fund calculates its daily net asset value per share. Short-term investments having a maturity of 60 days or less are valued at amortized cost, which approximates market value.

        Foreign Currency Transactions: The books and records of the Fund are maintained in U.S. dollars. Foreign currency transactions are translated into U.S. dollars on the following basis: (i) market value of investment securities, other assets and other liabilities at the daily rates of exchange, and (ii) purchases and sales of investment securities, dividend and interest income and certain expenses at the rates of exchange prevailing on the respective dates of such transactions. The Fund does not isolate that portion of gains and losses on investments which is due to changes in foreign exchange rates from that which is due to changes in market prices of the investments. Such fluctuations are included with the net realized and unrealized gains and losses from investments. Net realized gain (loss) and unrealized appreciation (depreciation) from foreign currency transactions include gains and losses between trade and settlement date on securities transactions, gains and losses arising from the purchase and sale of foreign currency and gains and losses between the ex and payment dates on dividends, interest, and foreign withholding taxes.

        Repurchase Agreements: The Fund enters into repurchase agreements whereby the Fund, through its custodian, receives delivery of the underlying securities, the market value of which at the time of purchase is required to be an amount equal to at least 100% of the resale price. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, the Fund will

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

        bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs may be incurred.

        Federal Income Taxes: The Fund is treated as a single corporate taxpayer as provided for in the Tax Reform Act of 1986, as amended. The Fund's policy is to comply with the requirements of the Internal Revenue Code of 1986, as amended, which are applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Accordingly, no provision has been made for federal income and excise taxes.

        Distribution of Income and Gains: Distributions of net investment income are made quarterly. Net realized gains from investment transactions during any particular year in excess of available capital loss carryforwards, which, if not distributed, would be taxable to the Fund, will be distributed to shareholders in the following fiscal year. The Fund uses the identified cost method for determining realized gain or loss on investments for both financial and federal income tax reporting purposes.

        Expenses: The Fund is charged for those expenses that are directly attributable to it, while other expenses are allocated proportionately among the Heritage mutual funds based upon methods approved by the Board of Trustees. Expenses that are directly attributable to a specific class of shares, such as distribution fees, are charged directly to that class. Other expenses of the Fund are allocated to each class of shares based upon their relative percentage of net assets.

        Other: Investment security transactions are accounted for on a trade date basis. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

        In the normal course of business the Fund enters into contracts that contain a variety of representations and warranties, which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund and/or its affiliates that have not yet occurred. However, based on experience, the Fund expects the risk of loss to be remote.

Note 2: Fund Shares. At March 31, 2005, there were an unlimited number of shares of beneficial interest of no par value authorized.

        Transactions in Class A, B and C shares of the Fund during the six-month period ended March 31, 2005, were as follows:

                                   Class A Shares        Class B Shares        Class C Shares
                               ----------------------  ------------------  ----------------------
                                 Shares      Amount     Shares    Amount     Shares      Amount
                               ---------  -----------  -------  ---------  ---------  -----------
Shares sold                      180,033  $ 2,298,640   24,019  $ 299,794    183,640  $ 2,308,164
Shares issued on reinvestment
  of distributions                33,100      409,466    3,737     45,645     15,071      184,299
Shares redeemed                 (425,013)  (5,441,320) (68,799)  (852,761)  (267,111)  (3,368,894)
                               ---------  -----------  -------  ---------  ---------  -----------
Net decrease                    (211,880) $(2,733,214) (41,043) $(507,322)   (68,400) $  (876,431)
                                          ===========           =========             ===========
Shares outstanding:
   Beginning of period         3,493,311               607,155             2,251,535
                               ---------               -------             ---------
   End of period               3,281,431               566,112             2,183,135
                               =========               =======             =========

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

        Transactions in Class A, B and C shares of the Fund during the fiscal year ended September 30, 2004, were as follows:

                            Class A Shares         Class B Shares         Class C Shares
                        ----------------------  --------------------  ----------------------
                          Shares      Amount     Shares     Amount      Shares      Amount
                        ---------  -----------  -------  -----------  ---------  -----------
Shares sold               882,511  $10,550,190  143,884  $ 1,675,311    817,719  $ 9,614,700
Shares issued on
  reinvestment of
  distributions            36,873      436,464    1,966       23,097      7,109       83,543
Shares redeemed          (690,112)  (8,137,136) (89,656)  (1,036,047)  (326,006)  (3,778,281)
                        ---------  -----------  -------  -----------  ---------  -----------
Net increase              229,272  $ 2,849,518   56,194  $   662,361    498,822  $ 5,919,962
                                   ===========           ===========             ===========
Shares outstanding:
   Beginning of fiscal
     year               3,264,039               550,961               1,752,713
                        ---------               -------               ---------
   End of fiscal year   3,493,311               607,155               2,251,535
                        =========               =======               =========

Note 3: Purchases and Sales of Securities. For the six-month period ended March 31, 2005, purchases and sales of investment securities (excluding repurchase agreements and short-term obligations) aggregated $33,988,713 and $37,970,690, respectively.

Note 4: Management, Subadvisory, Distribution, Shareholder Servicing Agent, Fund Accounting and Trustees Fees. Under the Fund's Investment Advisory and Administration Agreement with Heritage Asset Management, Inc. (the "Manager" or "Heritage"), the Fund agrees to pay to the Manager a fee equal to an annualized rate of 0.75% of the first $100 million of the Fund's average daily net assets, 0.60% on the next $400 million of such net assets, and 0.55% of any excess over $500 million of such net assets, computed daily and payable monthly. The Manager has contractually agreed to waive its fees and, if necessary, reimburse the Fund to the extent that Class A annual operating expenses exceed 1.35% of the Class A shares average daily net assets and to the extent that the Class B and Class C annual operating expenses each exceed 2.10% of those classes' average daily net assets for the fiscal year ending September 30, 2005. Under these agreements, management fees of $65,232 were waived for the six-month period ended March 31, 2005. If total Fund expenses fall below the expense limitation agreed to by the Manager before the end of the fiscal year ending September 30, 2007, the Fund may be required to pay the Manager a portion or all of the management fees waived. In addition, the Fund may be required to pay the Manager a portion or all of the management fees waived of $134,510 in fiscal 2003 and $111,456 in fiscal 2004, if total Fund expenses fall below the annual expense limitations before the end of the fiscal years ending September 30, 2005 and September 30, 2006, respectively. No management fees were recovered for the six-month period ended March 31, 2005.

        The Manager has entered into a subadvisory agreement with Thornburg Investment Management, Inc. ("Thornburg") to provide to the Fund investment advice, portfolio management services (including the placement of brokerage orders) and certain compliance and other services for an annualized fee payable by the Manager. Eagle Asset Management, Inc. ("Eagle"), a wholly owned subsidiary of Raymond James Financial, Inc. ("RJF"), serves as an additional subadviser to the Fund. However, the Manager currently has not allocated any assets of the Fund to Eagle.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

        Pursuant to the Class A Distribution Plan adopted in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended, the Fund is authorized to pay the Distributor a fee up to 0.50% of the average daily net assets. However, at the present time the Board of Trustees has authorized payments of only 0.25% of average daily net assets. The Class B and Class C Distribution Plans provide for payments at an annual rate of up to 1.00% of the average daily net assets. Such fees are accrued daily and payable monthly. Class B shares will convert to Class A shares eight years after the end of the calendar month in which the shareholder's order to purchase was accepted. The Manager, Distributor, Fund Accountant and Shareholder Servicing Agent are all wholly owned subsidiaries of RJF.

        Raymond James & Associates, Inc. (the "Distributor" or "RJA") has advised the Fund that it generated $17,109 in front-end sales charges for Class A shares, $9,991 in contingent deferred sales charges for Class B shares and $1,581 in contingent deferred sales charges for Class C shares for the six-month period ended March 31, 2005. From these fees, the Distributor paid commissions to salespersons and incurred other distribution costs. Agency brokerage commissions for security transactions during the same period aggregated $141,630 of which $1,685 was paid to the Distributor.

        The Manager also is the Shareholder Servicing Agent and Fund Accountant for the Fund. For providing Shareholder Servicing and Fund Accounting Services, the Manager is reimbursed for expenses incurred plus an additional amount up to 10%.

        Trustees of the Fund also serve as Trustees for Heritage Cash Trust, Heritage Capital Appreciation Trust, Heritage Income Trust, and Heritage Series Trust, investment companies that are also advised by the Manager (collectively referred to as the "Heritage Mutual Funds"). Each Trustee of the Heritage Mutual Funds who is not an employee of the Manager or employee of an affiliate of the Manager received an annual fee of $18,000 and an additional fee of $3,000 for each combined quarterly meeting of the Heritage Mutual Funds attended. In addition, each independent Trustee that serves on the Audit Committee or Compliance Committee will receive $500 for attendance at their respective meeting (in person or telephonic). The Lead Independent Trustee, the Audit Committee Chair, and the Compliance Committee Chair each will receive an annual retainer of $2,500 in addition to meeting fees. Trustees' fees and expenses are paid equally by each portfolio in the Heritage Mutual Funds.

Note 5: Federal Income Taxes. The timing and character of certain income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America. As a result, net investment income (loss) and net realized gain (loss) from investment transactions for a reporting period may differ from distributions during such period. These book/tax differences may be temporary or permanent in nature. To the extent these differences are permanent; they are charged or credited to paid in capital or accumulated net realized loss, as appropriate, in the period that the differences arise. These reclassifications have no effect on net assets or net asset value per share. For the fiscal year ended September 30, 2004, to reflect reclassifications arising from permanent book/tax differences attributable to reclassifications of foreign currency gains and losses and distributions from R.E.I.T.s, the Fund increased (credited) undistributed net investment income and decreased (debited) accumulated net realized loss of $5,849. As of September 30, 2004, the Fund had net tax basis capital loss carryforwards in the aggregate of $3,518,204. The capital loss carryforwards may be applied to any net taxable gain until their expiration date of September 30, 2011.

--------------------------------------------------------------------------------
                        Heritage Growth and Income Trust
                          Notes to Financial Statements
                                   (unaudited)
                                   (continued)
--------------------------------------------------------------------------------

        For income tax purposes, distributions paid during the fiscal years ended September 30, 2004 and September 30, 2003 were as follows:

                                2004       2003
Distributions paid from:      --------   --------
   Ordinary Income            $595,914   $458,293
   Long-Term Capital Gains    $      0   $      0

        As of September 30, 2004, the components of distributable earnings on a tax basis were as follows:

Undistributed Ordinary Income           $   256,326
Capital Loss Carryforwards              $(3,518,204)
Post October Losses                     $         0
Tax Basis Net Unrealized Appreciation   $ 3,460,959

--------------------------------------------------------------------------------
                         2004 Federal Income Tax Notice
                                   (unaudited)
--------------------------------------------------------------------------------

For the fiscal year ended September 30, 2004, certain dividends paid by the Heritage Growth and Income Trust may be subject to a maximum tax rate of 15%, as provided for by the Jobs and Growth Tax Relief Reconciliation Act of 2004. The Fund designates a maximum amount of $595,914 as qualified dividend income, which is 100% of what was distributed. The information and distributions reported herein may differ from the information and distributions taxable to the shareholders for the calendar year ending December 31, 2004. Complete information will be computed and reported in conjunction with your 2004 Form 1099-DIV.

                      [Logo Heritage FAMILY OF FUNDS (TM)]
                       The Intelligent Creation of Wealth
                         (727) 567-8143 . (800) 421-4184
                              www.HeritageFunds.com

                  Raymond James & Associates, Inc., Distributor
                       Member New York Stock Exchange/SIPC
              Not FDIC Insured . May Lose Value . No Bank Guarantee

For more complete information, including the investment objectives, fees, risks and expenses of the Fund, contact your financial advisor or call Heritage Family of Funds at (800) 421-4184 for a prospectus. Read the prospectus carefully before you invest or send money. This report is for the information of shareholders of Heritage Growth and Income Trust. A description of the Fund's proxy voting policies, procedures and information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2004 is available without charge, upon request, by calling the Heritage Family of Funds, toll-free at the number above or by accessing the SEC's website at http://www.sec.gov.